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                                  EXHIBIT 23.1
         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2000, relating to the financial statements of Endorex Corporation, which appears in Endorex Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
September 7, 2001